As filed with the Securities and Exchange Commission on June 11, 2001

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
June 11, 2001

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-15929	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-2155481

The address of the registrant has not changed since the last report.

____

(Former name or former address, if changed since last report)

ITEM 9: REGULATION FD DISCLOSURE

        The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

        The furnishing of this report is not intended to constitute a determination by Progress Energy, Inc. that the information is material or that the dissemination of the information is required by Regulation FD.

Analyst Presentation

        Peter M. Scott III, the Executive Vice President and Chief Financial Officer of Progress Energy and Tom D. Kilgore, the President of Progress Energy Ventures, Inc., intend to make a presentation at the Deutsche Banc Alex. Brown Electric Power Conference on June 11, 2001. Investors can listen to a live audio webcast of this presentation by accessing the conference website at www.db.com/conferences. The site is password protected. To access the site, the user name is electric and the password is dbab2001. The slides used during the presentation can be viewed by accessing the Progress Energy, Inc. website at http://www.progress-energy.com/investor/presentations.html.

        A copy of the slides to be presented and discussed at the conference is being furnished as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Item 9.

        Progress Energy regards any information provided at the conference, including the slides, to be current and accurate only as of the date of the conference and specifically disclaims any duty to update such information unless it is necessary to do so in accordance with applicable law.

        This report , including the slides, and the webcast regarding Progress Energy contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include but are not limited to, the following: governmental policies and regulatory actions (including those of the Federal Energy Regulatory Commission, the Environmental Protection Agency, the Nuclear Regulatory Commission, the Department of Energy, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the North Carolina Utilities Commission, the Public Service Commission of South Carolina and the Florida Public Service Commission); general industry trends; operation of nuclear power facilities; availability of nuclear waste storage facilities; nuclear decommissioning costs; changes in the economy of areas served by Carolina Power & Light Company, North Carolina Natural Gas Company or Florida Progress Corporation; legislative and regulatory initiatives that impact the speed and degree of industry restructuring; ability to obtain adequate and timely rate recovery of costs, including potential stranded costs arising from industry restructuring; competition from other energy and gas suppliers; the success of Progress Energy's direct and indirect subsidiaries; weather conditions and catastrophic weather-related damage; market demand for energy; inflation; capital market conditions; failure of the potential benefits of Progress Energy's share exchange with Florida Progress Corporation to materialize; failure of the potential benefits of Carolina Power & Light's conversion to a holding company structure to materialize; factors affecting the synthetic fuel plants, including cash flows derived from the synthetic fuel plants, market acceptance of synthetic fuel, competition from competing products, impacts of environmental regulations on potential buyers of synthetic fuel, and income tax issues related to synthetic fuel tax credits; ability to access and utilize the gas expansion fund established by the North Carolina Utilities Commission; unanticipated changes in operating expenses and capital expenditures; and legal and administrative proceedings. All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond the control of Progress Energy. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the effect of each such factor on Progress Energy.

        Any forward-looking statement speaks only as of the date on which such statement is made, and Progress Energy does not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. Registrant

By:	/s/ Peter M. Scott III
Peter M. Scott III Executive Vice President and Chief Financial Officer

Date: June 11, 2001

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Slide Presentation for Deutsche Banc Alex. Brown Electric Power Conference , June 11, 2001